Exhibit 4.22

SUBSCRIPTION AGREEMENT

COMMON STOCK

DENALI CONCRETE MANAGEMENT INC.

To:	Denali Concrete Management Inc.

123 W. Nye Lane, Suite 129

Carson City, NV 89706, USA

From:	Can Fite Biopharma Ltd.
(Print full name of Subscriber)

Number of shares of Common Stock subscribed: 2,097,626

Price per share of Common Stock: $1.144

Total purchase price for shares of Common Stock requested:	____________ - ordinary shares of Can Fite Biopharma Ltd. whose market value on TASE is as of November 20, 2011, equivalent to $2,400,000.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORY AUTHORITY NOR THE REGULATORY AUTHORITY OF ANY OTHER COUNTRY HAS APPROVED OR DISAPPROVED THIS SUBSCRIPTION AGREEMENT OR THE COMMON STOCK. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), NOR UNDER THE SECURITIES LAWS OF ANY OTHER COUNTRY, AND THE COMPANY IS UNDER NO OBLIGATION TO REGISTER THE COMMON STOCK UNDER THE SECURITIES ACT OR ANY SUCH OTHER LAWS IN THE FUTURE.

THE COMMON STOCK MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO A UNITED STATES PERSON, WITHIN THE MEANING OF REGULATION SUNDER THE SECURITIES ACT, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCI-1 REGISTRATION IS NOT REQUIRED.

SUBSCRIPTION AGREEMENT

The undersigned subscriber (“Subscriber”) hereby irrevocably subscribes for the number of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Denali Concrete Management Inc., a corporation organized under the laws of the State of Nevada (the “Company”), stated below at the purchase price of $1.144 per share.

Subscriber understands that this offering will terminate on November 23, 2011, or such later date as the Company may determine in its sole discretion.

Section 1.	Commitment.

Subscriber hereby subscribes for and agrees to purchase two million ninety-seven thousand six hundred and twenty-six (2,097,626) share of Common Stock (the “Subscribed Shares”) for a total purchase price equal to ____________- ordinary shares of Can Fite Biopharma Ltd. whose market value on TASE is as of November 20, 2011, equivalent to $2,400,000 (the “Purchase Price”).

Section 2.	Payment of the Purchase Price.

Simultaneously with the execution and delivery of this Subscription Agreement, Subscriber has tendered full payment of the Purchase Price via delivery of a share certificate representing the Purchase Price to Ronen Kantor Trustee Ltd., as escrow agent, for deposit in the Company's escrow account. No interest will be earned on amounts held in the escrow account. Such payment shall be held in escrow pending acceptance of this Subscription Agreement on a closing date to be determined by the Company (the “Closing Date”). On the Closing Date, the Purchase Price shall be transferred to the Company from the escrow account in exchange for issuance of the Subscribed Shares. In the event that this Subscription Agreement is not accepted by the Company for any reason, all funds tendered by Subscriber being held in the escrow account described in this Section 2 shall be refunded promptly (without any interest thereon). The issued and outstanding shares of Common Stock will not be certificated, unless determined otherwise by the Company in its sole discretion.

Section 3.	Representations, Warranties and Covenants of Subscriber.

In order to induce the Company to accept this subscription and issue shares of Common Stock to Subscriber, Subscriber hereby warrants, represents, covenants and agrees as follows:

(a)         Subscriber has such knowledge and experience in financial and business matters as to enable it (i) to utilize the information made available to it in connection with the offering of the Common Stock, (ii) to evaluate the merits and risks associated with a purchase of the Common Stock, and (iii) to make an informed decision with respect thereto.

(b)        Subscriber is an “Accredited Investor” (“Accredited Investor”) as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). Subscriber has delivered to the Company on or prior to the date hereof executed Investor Questionnaires, in the form attached hereto as Exhibit A, confirming, among other things, Subscriber's status as an Accredited Investor.

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(c)        The Subscriber is aware and acknowledges that (i) an investment in the Common Stock is speculative and the Subscriber bears the risk of loss of its entire investment, (ii) the Subscriber, in making its investment, is relying, if at all, solely upon the advice of its personal financial, tax and legal advisers with respect to an investment in the Company, and (iii) because transfer of the Common Stock is restricted, it may not be possible for the Subscriber to liquidate its investment readily in case of an emergency and, therefore, the Subscriber may have to bear the risk of an investment in the Common Stock for an indefinite period of time.

(d)        The Subscriber, or its duly authorized representative, has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of this offering.

(e)        The Subscriber, or if the Subscriber is any entity, its undersigned representative, has received or had access to each document filed by the Company with the Securities and Exchange Commission as available on the Commission's website at www.sec.gov. Such person has relied upon the information contained therein and has not been furnished any other documents, literature, memorandum, or prospectus.

(f)        The Subscriber (either alone or together with the Subscriber's representative) is knowledgeable and experienced in evaluating similar investments. The Subscriber is able to bear the economic risk of an investment in the Common Stock, has adequate means of providing for the Subscriber's current needs and personal contingencies, and has no need for liquidity in connection with an investment in the Common Stock. The Subscriber's overall commitment to investments that are not readily marketable is not disproportionate to the net worth of the Subscriber, and the Subscriber's investment in the Common Stock will not cause such overall commitment to become excessive.

(g)        Subscriber understands and agrees that (i) neither the offering nor the sale of the Common Stock has been registered under the Act in reliance upon exemptions from the registration provisions of the Act, (ii) the shares of Common Stock purchased by Subscriber must be held by it indefinitely unless the sale or transfer thereof (A) is subsequently registered under the Act, or an exemption from such registration is available, or (B) such transfer does not constitute an “offer” or a “sale” within the meaning of the Act, (iii) the Company is under no obligation to register any shares of Common Stock on Subscriber's behalf or to assist Subscriber in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by Subscriber in this Subscription Agreement in order to establish such exemption from the registration provisions of the Act.

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(h)        Subscriber understands that neither the offer nor the sale of the Common Stock has been registered under the securities laws of any state due to exemptions from registration based upon the private or limited nature of the offering and/or exemptions available for transactions involving purchasers such as Subscriber, and that the Company will rely upon the representations and warranties made by Subscriber in this Subscription Agreement in order to establish such exemptions from registration under state securities laws.

(i)        Subscriber will not transfer any shares of Common Stock without registration under the Act and applicable state securities laws, unless (i) the transfer is exempt from registration under the Act and such state securities laws or (ii) such transfer does not constitute an “offer” or a “sale” within the meaning of the Act.

(j)        The Subscribed Shares are being purchased solely for Subscriber’s own account and not for the account of any other person. The Subscribed Shares are being purchased for investment purposes only, and not for distribution, assignment or resale to others.

(k)        Subscriber acknowledges that neither the Company nor any person acting on behalf of the Company offered or sold any shares of the Common Stock (or any interest therein) to Subscriber by any form of general solicitation or general advertising, including, but not limited to, the following:

(i)        An advertisement, article, notice or other written or printed communication published in any newspaper, magazine, or similar media or any communication broadcast over television or radio or any communication by means of recorded telephone messages; or

(ii)       Any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(l)	Subscriber represents, warrants and covenants that:

(i)        Subscriber acknowledges that due to anti-terrorism and anti-money laundering regulations, the Company, and/or any officer, director, employee or agent acting on behalf of the Company, may require further documentation verifying Subscriber’s identity and the source of funds used to purchase the Common Stock subscribed for hereby before this Subscription Agreement can be processed or accepted. To comply with applicable U.S. legislation and regulations, including but not limited to the International Anti-Money Laundering and Financial Anti-Terrorism Abatement Act of 2001 (Title III of the USA PATRIOT Act), Subscriber agrees that all payments by Subscriber to the Company and all distributions to Subscriber from the Company will only be made in Subscriber’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

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(ii)        Subscriber further agrees to provide the Company at any time that Subscriber is a stockholder of the Company with such information or certification as the Company determines to be necessary or appropriate to verify compliance with the anti-terrorism and anti-money laundering regulations of any applicable jurisdiction or to respond to requests for information concerning the identity of Subscriber or any person directly or indirectly controlling, controlled by or under common control with or owning an interest in Subscriber from any governmental authority, self-regulatory organization or financial institution in connection with the Company’s compliance procedures with respect to anti-terrorism and anti-money laundering regulations and to update such information as necessary. Such information may include, but not be limited to, the name, address, telephone number, date of birth, and Social Security or taxpayer identification number of any such individual person, or of the beneficial owners of any entity, if Subscriber is an entity. Identity may be verified using a current valid passport or other such current valid government-issued identification (e.g., a driver’s license).

(iii)      Subscriber certifies that he or she is not identified as a specially designated national or blocked person, or as affiliated with any such person, entity or organization on any list maintained by governmental authorities relating to anti-terrorism or anti-money laundering, including but not limited to lists maintained by the United States Treasury Department’s Office of Foreign Asset Control.

(iv)      Subscriber understands that the information contained herein may be disclosed to the United States Government by the Company.

(m)          Subscriber will be the beneficial owner of the Subscribed Shares to be acquired pursuant to this Subscription Agreement and is not acquiring the Subscribed Shares on behalf of or as nominee for another person.

(n)          Subscriber acknowledges and agrees that under U.S. federal tax law (including Sections 1441, 1442, 1445, 1446, 1471, 1472, 1473 and 1474 of the Internal Revenue Code of 1986, as amended (the “Code”)), and possibly under applicable non-U.S. or U.S. state or local law, the Company may be required to withhold tax with respect to distributions or other transfers of property to Subscriber.

(o)          Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, submitted or to be submitted to the Company are true, correct and complete. Subscriber shall (a) promptly inform the Company of any change in such information and (b) furnish to the Company a new properly completed and executed IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, as may be requested from time to time by the Company and as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations.

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(p)        Subscriber shall promptly provide such information, documentation or certification as may be requested by the Company to determine whether withholding may be required with respect to Subscriber’s Subscribed Shares or in connection with any required tax filings of the Company, including any information or certification required to comply with any tax return or information filing requirements or to obtain a reduced rate of, or exemption from, any applicable tax, whether pursuant to the laws of a particular jurisdiction or an applicable tax treaty. Subscriber hereby acknowledges and agrees that the Company may provide any such information, documentation or certifications to any applicable tax authority.

(q)        The foregoing representations and warranties and all other information which Subscriber has provided concerning Subscriber and Subscriber’s financial condition are true and accurate as of the date hereof and may be relied upon by the Company and its officers, directors and counsel. If in any respect such information, representations, warranties, and covenants are not true and accurate as of the Closing Date, Subscriber will give written notice of such fact to the officers of the Company specifying which information, representations, warranties, or covenants are not true and accurate and the reasons therefor.

(r)        There are no contracts, agreements or understandings between Subscriber and any person that would give rise to a claim for any brokerage commission, finder’s fee or other like payment to any person or entity with respect to the offer or sale of the Common Stock to Subscriber.

Section 4.	Tax Status

Please mark one of the following. Please note that Internal Revenue Service Form W-9 (Request for Taxpayer Identification Number and Certification) (“IRS Form W-9”) and Internal Revenue Service Forms W-8 (“IRS Forms W-8”) can be obtained at the Internal Revenue Service website at www.irs.gov.

(a)	Subscriber is a “United States person” as defined in Section 7701(a)(30) of the Code (a “United States Person”) and is not a grantor trust for U.S. federal income tax purposes (a “Grantor Trust”). Subscriber has completed and delivered with this Subscription Agreement or will complete and deliver to the Company an IRS Form W-9.

(b)	Subscriber is an entity disregarded as separate from its owner for U.S. federal income tax purposes (a “Disregarded Entity”) and the first direct or indirect beneficial owner of Subscriber that is not a Disregarded Entity (“Subscriber’s Owner”) is a United States Person but is not a Grantor Trust. Each of Subscriber and Subscriber’s Owner have completed and delivered with this Subscription Agreement or will complete and deliver to the Company an IRS Form W-9 in accordance with the instructions thereto.

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(c)	Subscriber or Subscriber’s Owner is a United States Person and is also a Grantor Trust. Each of Subscriber and Subscriber’s Owner, if applicable, and each of the Grantor Trust’s grantors, have completed and delivered with this Subscription Agreement or will complete and deliver to the Company an IRS Form W-9 or appropriate IRS Form W-8 (together with any additional documentation required in connection therewith), as applicable.

(d)	Subscriber or Subscriber’s Owner (as applicable) is not a United States Person. Subscriber or Subscriber’s Owner (as applicable) has completed and delivered with this Subscription Agreement or will complete and deliver to the Company the appropriate IRS Form W-8, and any additional documentation required in connection therewith.

Section 5.	Representations and Warranties of the Company.

The Company represents and warrants to Subscriber that (i) it is duly and validly organized and in existence under the laws of the State of Nevada, (ii) it is or will become qualified under the laws of all other jurisdictions in which such qualification is necessary to enable it to engage in business if such failure to be so qualified would have a material adverse effect on the Company, (iii) it has full power and authority to own and manage the assets to be owned by it and (iv) upon issuance and full payment therefor, the Subscribed Share shall be duly authorized, validly issued, fully paid and nonassessable.

Section 6.	Restrictive Legends.

The Subscriber understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Common Stock sold and issued hereunder, together with any other legends that may be required by federal or state securities laws, the Company’s Articles of Incorporation or Bylaws, or any other agreement affecting the Common Stock (each as may be amended from time to time):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES OF THE UNITED STATES OR ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

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Section 7.	Miscellaneous.

(a) Subscriber agrees not to transfer or assign this Subscription Agreement, or any of Subscriber’s interest herein, to any other person without the prior written consent of the Company, and further agrees that the transfer or assignment of the Subscribed Shares acquired pursuant hereto shall be made only in accordance with the terms of this Agreement.

(b) Subscriber agrees that Subscriber may not cancel, terminate or revoke this Subscription Agreement (except as otherwise specifically permitted under applicable state securities laws), and that this Subscription Agreement shall be binding upon Subscriber's permitted successors and assigns.

(c) This Subscription Agreement, once accepted by the Company, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may be amended only by a writing executed by both of the parties hereto.

(d) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Nevada.

(e) As long as Subscriber holds shares of the Company or has the right to acquire shares of the Company, Subscriber will disclose to the Company in writing such information with respect to direct and indirect ownership of shares of the Company as the Company may deem necessary or appropriate to ascertain and to establish compliance with provisions of the Code applicable to the Company or to comply with requirements of any other appropriate taxing authority.

(f) The representations and warranties of Subscriber set forth herein shall survive the sale of the shares of Common Stock to Subscriber pursuant to this Subscription Agreement. If Subscriber discovers any fact or circumstance which renders any representation or warranty given by Subscriber herein untrue or inaccurate as of the Closing Date or any time thereafter, Subscriber will give prompt written notice of such fact or circumstance to the Company specifying which representations or warranties were not true and accurate as of such date and the reasons therefor.

(g) Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders.

(h) The effectiveness of this Subscription Agreement is subject to the Company's acceptance of this Subscription Agreement.

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(i) Any notice, demand, request or other communication which may be required or contemplated by this Subscription Agreement shall be deemed effective: (i) when given if personally delivered, (ii) the next business day when sent via a nationally recognized overnight courier service for next day delivery accompanied with payment of the required courier fees, (iii) if mailed within the United States to an address within the United States, three (3) days after being sent via registered or certified mail, return receipt requested and postage prepaid, in each case to the street address indicated herein or to such other address as any party hereto may specify as provided herein, or (iv) the day sent if sent by facsimile or electronic transmission prior to 5:00 pm local time on a business day, otherwise the next business day after the day so sent.

(j) Every provision of this Subscription Agreement is intended to be severable, and if any term or provision hereof is held to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

(k) This Subscription Agreement may be executed in multiple counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement. Each party understands and agrees that any .pdf, facsimile or other electronic reproduction of its signature on this Subscription Agreement shall be equal to and enforceable as its original signature.

Section 8.	Notice of Acceptance.

The officers or representatives of the Company, upon acceptance of this Subscription Agreement, will forward to Subscriber a copy of such acceptance.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned Subscriber has executed and acknowledged this Subscription Agreement as of the date set forth below.

SUBSCRIBER:

By:	/s/ Pnina Fishman	/s/ Motti Farbstein	Date:
Can Fite Biopharma Ltd.
Name:	Pnina Fishman	Motti Farbstein
Title:	CEO	COO

Acceptance of Subscription

The foregoing subscription of the subscriber whose name and address appear on the initial page above is hereby accepted.

DENALI CONCRETE MANAGEMENT lNC.

By :	/s/ Mathew G. Rule	Date:	11/21/2011
Name:	MATHEW G. RULE
Title:	PRESIDENT

EXHIBIT A

Accredited Investor Questionnaire

The undersigned (the “Subscriber”), in connection with its acquisition of certain securities (the “Securities”) of Denali Concrete Management Inc. (the “Company”), hereby represents that the Subscriber is an “accredited investor” as such term is defined in Rule 50l(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) for one or more of the reasons specified below. Please check each box that applies:

The Subscriber is a natural person with a net worth (determined by subtracting total liabilities from total assets), or joint net worth with the Subscriber's spouse, in excess of $1 million (excluding the value of the primary residence of such natural person).

The Subscriber is an individual with net income (without including any net income of the Subscriber's spouse) in excess of $200,000, or joint income with the Subscriber's spouse, in excess of $300,000, in each of the two most recent years, and the Subscriber reasonably expects to reach the same income level in the current year.

The Subscriber is a bank as defined in the Securities Act, a savings and loan association, or other institution described in Section 3(a)(5)(A) of the Securities Act acting in either its individual or fiduciary capacity. This includes a trust for which a bank acts as trustee.

The Subscriber is a director, executive officer or general partner of the Company.

The Subscriber is a trust not formed for the specific purpose of acquiring Securities with total assets in excess of $5,000,000 and directed by a person who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Company.

The Subscriber is a revocable trust (including a revocable trust formed for the specific purpose of acquiring Securities) and the grantor or settlor of such trust is an “accredited investor.”

The Subscriber is an entity in which each equity owner is an “accredited investor.”

The Subscriber is a tax-exempt organization described in Section 50l(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a partnership or a limited liability company not formed for the specific purpose of acquiring Securities that has total assets in excess of $5,000,000.

The Subscriber is a plan for the benefit of employees, established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, having total assets in excess of $5,000,000.

The Subscriber is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, (a) for which the investment decision to acquire Securities is being made by a plan fiduciary that is a bank, savings and loan association, insurance company, or registered investment adviser, (b) which has total assets in excess of $5,000,000, or (c) which is self-directed with the investment decisions made solely by persons who are “accredited investors.”

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The Subscriber is a broker or dealer registered under the Securities Exchange Act of 1934, as amended.

The Subscriber is an insurance company as defined in the Securities Act.

The Subscriber is an investment company registered under, or a business development company as defined in, the Investment Company Act of 1940, as amended.

The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration.

The Subscriber is a private business development company as defined in the Investment Advisers Act of 1940, as amended.

/s/ Pnina Fishman
Signature of Subscriber

PNINA FISH MAN
(Date)	Printed Name Signed Above

ADDRESS:

TELEPHONE:	EMAIL:

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